SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K
                                    --------


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                                October 16, 2003
                                ----------------
                Date of report (Date of earliest event reported)



                                   ADVO, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                    1-11720                06-0885252
---------------------------------  ------------------------   -----------------
 (State or other jurisdiction      (Commission file number)    (IRS Employer
of incorporation or organization)                             IdentificationNo.)



         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)




Registrant's telephone number, including area code:  (860) 285-6100
                                                   ----------------

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ITEM 5.       OTHER EVENTS
              ------------

On October 16, 2003, ADVO, Inc. (the "Company") issued a press release announcing that it is taking the following major steps to enhance shareholder value:

o A three-for-two split of its common stock, to be effected by way of a 50% stock dividend.
o The establishment of a regular quarterly cash dividend. The initial quarterly dividend will be paid on pre-split shares at a rate of $0.165 per share. On a post-split basis, the ongoing regular quarterly dividend will be $0.11 per share ($0.44 per year).
o An increase in its stock repurchase authorization to 1.5 million post-split shares.

The stock dividend and quarterly cash dividend will be distributed on November 7, 2003 to shareholders of record on October 24, 2003.

The Company also announced it is refinancing its current debt facilities to replace its current arrangements. The Company expects to raise facilities totaling approximately $275 million. This refinancing is expected to close during the Company's first fiscal quarter of 2004.

A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report.



ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
              ---------------------------------

              (c)   Exhibits.


Exhibit No.                Description
-----------                -----------

99.1          Press release dated October 16, 2003, issued by the Company.


                                       -2-

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






Date: October 16, 2003                      ADVO, Inc.
      ----------------
                                            By  /s/ JOHN D. SPERIDAKOS
                                                -----------------------
                                                   John D. Speridakos
                                                   Vice President and Controller

                  EXHIBIT INDEX
                  -------------

                                                                Incorporated by
Exhibit No.       Description                                   Reference
-----------       -----------                                   ---------

   99.1           Press release dated October 16, 2003,         Filed herewith.
                  issued by the Company.